Exhibit 10.1

GREER STATE BANK

AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT

WITH KENNETH M. HARPER

First Amendment

WHEREAS, Greer State Bank (“Company”) and Kenneth M. Harper (“Executive”) established an Amended and Restated Salary Continuation Agreement on July 31, 2007 (“Agreement”)

WHEREAS, the Company and Executive wish to amend the Agreement; and

WHEREAS, Paragraph 7.1 of the Agreement allows for amendment of the Agreement by a written agreement signed by the Company and the Executive;

NOW, THEREFORE, the Company and the Executive mutually do covenant and agree to make the following amendment to the Agreement, effective as of December 31, 2008:

The First Paragraph of Section 2.4 is deleted and is hereby changed to read as follows:

2.4 Change of Control Benefit. Upon Termination of Employment prior to Normal Retirement Age but within two (2) years following a Change of Control (other than by reason of Disability), the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have caused this First Amendment to the Agreement to be adopted and this document executed this 30th day of December, 2008.

IN THE PRESENCE OF:

/s/ Karen M. Corn	/s/ Kenneth M. Harper
Kenneth M. Harper (Executive)
/s/ Tammy S. Thompson
GREER STATE BANK (Company)
/s/ Karen M. Corn
	By:	/s/ Walter Burch
/s/ Tammy S. Thompson		Walter Burch, Chairman of the Board